UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2020

PARSLEY ENERGY, INC

(Exact name of registrant as specified in its charter)

Delaware	001-36463	46-4314192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Colorado Street

Austin, Texas 78701

(Address of principal executive offices)

(Zip Code)

(737) 704-2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 20, 2020, Parsley Energy, Inc., a Delaware corporation (“Parsley”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Pioneer Natural Resources Company, a Delaware corporation (“Pioneer”), Pearl First Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pioneer (“Merger Sub Inc.”), Pearl Second Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pioneer (“Merger Sub LLC”), Pearl Opco Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pioneer (“Opco Merger Sub LLC”), and Parsley Energy, LLC, a Delaware limited liability company (“Opco LLC”). On the terms and subject to the conditions set forth in the Merger Agreement, among other things, (i) Merger Sub Inc. will merge with and into Parsley (the “First Parsley Merger”), with Parsley continuing as the surviving corporation (the “Surviving Corporation”), (ii) simultaneously with the First Parsley Merger, Opco Merger Sub LLC will merge with and into Opco LLC (the “Opco Merger”) with Opco LLC continuing as the surviving company, and (iii) immediately following the First Parsley Merger and the Opco Merger, the Surviving Corporation will merge with and into Merger Sub LLC (together with the First Parsley Merger, the “Integrated Mergers” and, the Integrated Mergers together with the Opco Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity and a wholly-owned subsidiary of Pioneer.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the First Parsley Merger (the “Effective Time”): (a) each share of Class A common stock, par value $0.01 per share, of Parsley (“Parsley Class A Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares and any unvested Parsley Restricted Stock Awards (each as defined in the Merger Agreement) that do not vest by their terms as a result of the consummation of the Mergers) will be converted into and become exchangeable for 0.1252 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of Pioneer (the “Pioneer Common Stock”) and (b) each unit of Opco LLC (each an “Opco LLC Unit”) issued and outstanding immediately prior to the Effective Time (other than any Excluded Opco Unit (as defined in the Merger Agreement)), and all rights in respect thereof, shall be converted into the right to receive a number of shares of Pioneer Common Stock equal to the Exchange Ratio. Each share of Class B common stock, par value $0.01 per share of Parsley (the “Parsley Class B Common Stock”), will automatically be canceled for no additional consideration as of the Effective Time, subject to certain appraisal rights in respect of the Parsley Class B Common Stock set forth in the Merger Agreement.

The Merger Agreement contains customary representations and warranties of Parsley and Pioneer relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Parsley and Pioneer, including covenants relating to conducting their respective businesses in the ordinary course and refraining from taking certain actions without the other party’s consent. The Merger Agreement also contains covenants of Parsley not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative transactions and, subject to certain exceptions, to recommend that its stockholders approve and adopt the Merger Agreement. The Merger Agreement also contains covenants of Pioneer not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative transactions and, subject to certain exceptions, to recommend that its stockholders approve the issuance of Pioneer Common Stock in connection with the Mergers.

The completion of the Mergers is subject to certain customary mutual conditions, including (i) the receipt of the required approvals from Parsley’s and Pioneer’s stockholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, (iii) the absence of any governmental order or law that prohibits or makes illegal the consummation of the Mergers, (iv) Pioneer Common Stock issuable in connection with the Mergers having been authorized for listing on the New York Stock Exchange, subject to official notice of issuance and (v) Pioneer’s registration statement on Form S-4 having been declared effective by the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The obligation of each party to consummate the Mergers is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. The obligation of Parsley to consummate the Mergers is further conditioned upon the receipt of a customary tax opinion of counsel to Parsley that the Integrated Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Prior to, but not after, the adoption of the Merger Agreement by Parsley’s stockholders, the board of directors of Parsley (the “Parsley Board”) may withdraw (or modify or qualify) its recommendation that Parsley’s stockholders adopt the Merger Agreement as result of (i) a Superior Proposal or (ii) an Intervening Event (each as defined in the Merger Agreement), if the Parsley Board determines that the failure to make such a change of recommendation would be inconsistent with its fiduciary duties to Parsley’s stockholders under applicable law, subject to complying with certain notice and other specified conditions, including negotiating with Pioneer regarding any revisions to the terms of the transactions contemplated by the Merger Agreement that are proposed by Pioneer during a match right period. Prior to, but not after, the adoption of the Merger Agreement by Parsley’s stockholders, the Parsley Board may also, subject to complying with certain provisions in the Merger Agreement, determine to terminate the Merger Agreement in order to enter into an alternative acquisition agreement providing for a Superior Proposal, subject to the obligation to pay Pioneer the Parsley Termination Fee (as defined and described below).

Prior to, but not after, the approval of the issuance of Pioneer Common Stock in connection with the Mergers by Pioneer’s stockholders, the board of directors of Pioneer (the “Pioneer Board”) may withdraw (or modify or qualify) its recommendation that Pioneer’s stockholders approve the issuance of Pioneer Common Stock in connection with the Mergers as result of (i) a Superior Proposal or (ii) an Intervening Event, if the Pioneer Board determines that the failure to make such a change of recommendation would be inconsistent with its fiduciary duties to Pioneer’s stockholders under applicable law, subject to complying with certain notice and other specified conditions, including negotiating with Parsley regarding any revisions to the terms of the transactions contemplated by the Merger Agreement that are proposed by Parsley during a match right period.

The Merger Agreement contains termination rights for each of Pioneer and Parsley, including, among others, if the consummation of the Mergers does not occur on or before May 20, 2021. Upon termination of the Merger Agreement under specified circumstances, including, generally, the termination by Pioneer in the event of a change of recommendation by the Parsley Board or by Parsley to enter into an alternative acquisition agreement providing for a Superior Proposal, Parsley would be required to pay Pioneer a termination fee of $135 million (the “Parsley Termination Fee”). Upon termination of the Merger Agreement under specified circumstances, including, generally, the termination by Parsley in the event of a change of recommendation by the Pioneer Board, Pioneer would be required to pay Parsley a termination fee of $270 million (the “Pioneer Termination Fee”). Upon termination of the Merger Agreement by either Pioneer or Parsley following a failure to obtain Company Stockholder Approval under circumstances in which the Parsley Termination Fee is not then payable under the terms of the Merger Agreement, Parsley would be required to pay Pioneer expenses in the amount of $45 million. Upon termination of the Merger Agreement by either Pioneer or Parsley following a failure to obtain the Parent Stockholder Approval (as defined in the Merger Agreement) under circumstances in which the Pioneer Termination Fee is not then payable under the terms of the Merger Agreement, Pioneer would be required to pay Parsley expenses in the amount of $90 million.

Prior to the Effective Time, Pioneer is required to take all necessary corporate action so that upon and after the Effective Time, the size of Pioneer Board is increased by two members and, prior to the closing of the Mergers (the “Closing”), each of Matt Gallagher and A.R. Alameddine (each, in such capacity, a “New Board Designee”) is appointed to the Pioneer Board to fill the vacancies on the Pioneer Board created by such increase; provided, that in the event a New Board Designee is unwilling or unable to serve as a member of the Pioneer Board at the time of such appointment, then another member of the Parsley Board that is determined by the Pioneer Board in good faith to be independent with respect to his or her service on the Pioneer Board and that is mutually agreed between Parsley and Pioneer will be appointed to the Pioneer Board to fill such vacancy on the Pioneer Board in lieu of such New Board Designee. Pursuant to the terms of the Merger Agreement, each New Board Designee will be appointed to a committee of the Parsley Board within 90 days following the Closing.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary, does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated by reference herein.

Voting and Support Agreements

As an inducement to Pioneer entering into the Merger Agreement, on October 20, 2020, Q-Jagged Peak Energy Investment Partners, LLC (“Quantum”), which beneficially owns 65,412,650 shares of Parsley Class A Common Stock entered into a Voting and Support Agreement with Pioneer (the “Quantum Voting Agreement”), pursuant to which Quantum has agreed to vote its shares (i) in favor of the matters to be submitted to Parsley’s stockholders in connection with the Mergers and (ii) against specific actions that could reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect the transactions contemplated by the Mergers, subject to the terms and conditions set forth in the Quantum Voting Agreement.

Additionally, as an inducement to Pioneer entering into the Merger Agreement, on October 20, 2020, Bryan Sheffield, executive chairman of Parsley, who beneficially owns 10,129,559 shares of Parsley Class A Common Stock and 21,198,751 shares of Parsley Class B Common Stock entered into a Voting and Support Agreement with Pioneer (the “Sheffield Voting Agreement”), pursuant to which Mr. Sheffield has agreed to vote his shares (i) in favor of the matters to be submitted to Parsley’s stockholders in connection with the Mergers and (ii) against specific actions that could reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect the transactions contemplated by the Mergers, subject to the terms and conditions set forth in the Sheffield Voting Agreement. The Sheffield Voting Agreement contains a lock-up agreement providing that Mr. Sheffield may not, without Pioneer’s prior written consent, subject to limited exceptions, offer, sell, transfer or otherwise dispose of more than 15% of the shares of Pioneer Common Stock issued to Mr. Sheffield pursuant to the terms of the Merger Agreement for a period of 90 days following the closing date of the Mergers, or more than 30% of such shares for a period of 180 days following the closing date of the Mergers.

Tax Receivable Agreement Amendment

Parsley, Bryan Sheffield, and certain other members of Opco LLC are party to a Tax Receivable Agreement, dated as of May 29, 2014 (the “TRA” and such parties entitled to payment under the TRA, the “TRA Holders”), which was entered into in connection with Parsley’s initial public offering. Under the terms of the TRA, a change of control (as defined under the TRA, which includes certain mergers and business combinations, including the First Parsley Merger) will result in a lump-sum payment equal to the present value of hypothetical future payments that could be required to be paid under the TRA (determined by applying a discount rate of one-year LIBOR plus 3%) (the “Termination Payments”). In connection with the execution and delivery of the Merger Agreement, Parsley, Bryan Sheffield, and certain other parties to the TRA entered into a Tax Receivable Agreement Amendment (the “TRA Amendment”), pursuant to which such parties agree to terminate the TRA, immediately after the Effective Time of the transactions contemplated in the Merger Agreement, on the terms set forth in the TRA Amendment. In connection with the termination of the TRA, Parsley will pay the Termination Payments in an amount calculated in a manner consistent with the methodology specified in the TRA Amendment, which methodology is consistent with Parsley’s historical methodology for calculating potential liabilities (including the estimated termination payment that would be due in connection with a change of control) under the TRA reported in its filings with the SEC. In the event the Merger Agreement is terminated, the TRA Amendment will no longer be of any force and effect.

The foregoing description of the TRA Amendment is only a summary, does not purport to be complete and is qualified by reference to the full text of the TRA Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Tenth Amendment to Credit Agreement

On October 19, 2020, Parsley, Opco LLC, as borrower, certain subsidiaries of Opco LLC (the “Guarantors”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the other lenders party thereto entered into the Tenth Amendment to Credit Agreement (the “Tenth Amendment”). The Tenth Amendment amends the Credit Agreement, dated as of October 28, 2016 (as previously amended and as further amended by the Tenth Amendment, the “Credit Agreement”), by and among Parsley, Opco LLC, the Guarantors, the Administrative Agent, JPMorgan Chase Bank, N.A. and BMO Harris Bank, N.A., as syndication agents, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, Royal Bank of Canada and U.S. Bank National Association, as documentation agents, and the other lenders party thereto.

The Tenth Amendment, among other things, modified the terms of the Credit Agreement to (i) increase the Aggregate Elected Borrowing Base Commitments (as defined in the Credit Agreement) from $1.075 billion to $1.1 billion and (ii) amend certain other negative covenants, schedules and annexes to the Credit Agreement. In connection with the Semi-Annual Scheduled Redetermination (as defined in the Credit Agreement) for October 2020, the Borrowing Base (as defined in the Credit Agreement) was reaffirmed at $2.7 billion.

The Administrative Agent, the other lenders party to the Credit Agreement, and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Parsley and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, such parties and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve Parsley’s securities and/or instruments.

The foregoing description of the Tenth Amendment is only a summary, does not purport to be complete and is qualified by reference to the Tenth Amendment, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K relating to the Tenth Amendment to the Credit Agreement is incorporated herein by reference.

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Transaction”) between Parsley and Pioneer. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Additional Information

In connection with the Transaction, Pioneer will file with the SEC a registration statement on Form S-4, that will include a joint proxy statement of Parsley and Pioneer and a prospectus of Pioneer. The Transaction will be submitted to Parsley’s stockholders and Pioneer’s stockholders for their consideration. Parsley and Pioneer may also file other documents with the SEC regarding the Transaction. The definitive joint proxy statement/prospectus will be sent to the stockholders of Pioneer and Parsley. This document is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that Pioneer or Parsley may file with the SEC or send to stockholders of Pioneer or Parsley in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF PARSLEY AND PIONEER ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by Pioneer or Parsley through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Parsley will be made available free of charge on Parsley’s website at http://www.parsleyenergy.com, under the heading “SEC Filings,” or by directing a request to Investor Relations, Parsley Energy, Inc., 303 Colorado Street, Austin, TX 78701, Tel. No. (512) 505-5199. Copies of documents filed with the SEC by Pioneer will be made available free of charge on Pioneer’s website at http://www.investors.pxd.com, or by directing a request to Investor Relations, Pioneer, 777 Hidden Ridge, Irving, Texas 75038, Tel. No. (972) 444-9001.

Participants in the Solicitation

Pioneer, Parsley and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Transaction.

Information regarding Parsley’s directors and executive officers is contained in the proxy statement for Parsley’s 2020 Annual Meeting of Stockholders filed with the SEC on May 21, 2020, and certain of its Current Reports on Form 8-K. You can obtain free copies of these documents at the SEC’s website at http://www.sec.gov or by accessing Parsley’s website at http://www.parsleyenergy.com. Information regarding Pioneer’s executive officers and directors is contained in the proxy statement for the Pioneer’s 2020 Annual Meeting of Stockholders filed with the SEC on May 21, 2020, and certain of its Current Reports on Form 8-K. You can obtain free copies of these documents at the SEC’s website at www.sec.gov or by accessing the Pioneer’s website at http://www.investors.pxd.com.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the joint proxy statement/prospectus regarding the Transaction when it becomes available. You may obtain free copies of this document as described above.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Pioneer or Parsley expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Pioneer may not approve the issuance of new shares of common stock in the Transaction or that stockholders of Parsley may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Pioneer Common Stock or Parsley Common Stock, the risk that the Transaction and its announcement could have an adverse effect on the ability of Pioneer and Parsley to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies, the impact of reduced demand for Pioneer’s or Parsley’s products and products made from them due to governmental and societal actions taken in response to the COVID-19 pandemic; the uncertainties, costs and risks involved in Pioneer’s and Parsley’s operations, including as a result of employee misconduct; natural disasters, pandemics, epidemics (including COVID-19 and any escalation or worsening thereof) or other public health conditions and other important factors that could cause actual results to differ materially from those projected.

All such factors are difficult to predict and are beyond Pioneer’s or Parsley’s control, including those detailed in Pioneer’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at http://www.investors.pxd.com and on the SEC’s website at http://www.sec.gov, and those detailed in Parsley’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Parsley’s website http://www.parsleyenergy.com and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that Pioneer or Parsley believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Pioneer and Parsley undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 20 2020, among Pioneer, Merger Sub Inc., Merger Sub LLC, Opco Merger Sub LLC, Opco LLC and Parsley.†

10.1	Tax Receivable Agreement Amendment, dated October 20, 2020 by and among Parsley, Bryan Sheffield, Matt Gallagher, Ryan Dalton, Michael Hinson and Paul Treadwell.

10.2	Tenth Amendment to Credit Agreement, dated October 19, 2020, among Parsley Energy, LLC, as borrower, Parsley, each of the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A. and BMO Harris Bank, N.A., as syndication agents, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, Royal Bank of Canada and U.S. Bank National Association, as documentation agents, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Parsley hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC

Date: October 21, 2020	By:	/s/ Colin W. Roberts
	Name:	Colin W. Roberts
	Title:	Executive Vice President—General Counsel